Exhibit 99.1

Xencor Appoints Dagmar Rosa-Bjorkeson to Board of Directors

MONROVIA, Calif.--Dec.  20, 2019 -- Xencor, Inc. (NASDAQ:XNCR), a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of cancer, autoimmune diseases, asthma and allergic diseases, today announced the appointment of Dagmar Rosa-Bjorkeson to its board of directors. Ms. Rosa-Bjorkeson brings more than 25 years of global experience in the pharmaceutical industry, including executive leadership in corporate and product strategy, market development and operational execution.

“Ms. Rosa-Bjorkeson’s strong track record in preparing organizations for successful product launches and translating organizational vision to operational excellence will be of immense benefit to Xencor as we advance our portfolio of novel bispecific antibodies and cytokines toward the later stages of clinical development and commercialization,” said Bassil Dahiyat, Ph.D., president and chief executive officer at Xencor. “Dagmar is a tremendous addition to our board, and we look forward to working with her.”

Ms. Rosa-Bjorkeson was most recently executive vice president and chief strategy and development officer at Mallinckrodt Pharmaceuticals, where she was responsible for corporate and therapeutic area strategy, business development and new product commercialization. Before assuming this role, she was senior vice president of new product commercialization, in which she was responsible for shaping the company’s pipeline programs for optimal patient benefit and access. Prior to joining Mallinckrodt, Ms. Rosa-Bjorkeson was executive vice president and president of biosimilars at Baxalta, a role in which she developed the biosimilars strategy, managed post spin-off efforts from Baxter and oversaw a  fully integrated unit including program management, research, clinical development, manufacturing, commercialization and business development. Before joining Baxalta, she held various roles of increasing responsibility at Novartis,  including vice president and head of its multiple sclerosis business unit; vice president, business development and licensing, U.S.; vice president, respiratory, U.S.; and country head and president for Novartis Sweden. Throughout her 17 years at Novartis, Ms. Rosa-Bjorkeson’s experience spanned sales, marketing, general management and country operations, and she led multiple launches including the successful launch of Gilenya®.  She is a member of the board of directors for Deirdre’s House, a Morris County, New Jersey center for children who are victims of abuse or neglect and for children who have witnessed domestic violence, and she also serves on the board of the New Jersey City University Foundation. Ms. Rosa-Bjorkeson earned an MBA, an M.S. in chemistry and a B.S. in chemistry from the University of Texas, Austin.

Gilenya® is a registered trademark of Novartis AG.

About Xencor, Inc.

Xencor is a clinical-stage biopharmaceutical company developing engineered monoclonal antibodies for the treatment of cancer, autoimmune diseases, asthma and allergic diseases. Currently, 14 candidates engineered with Xencor's XmAb® technology are in clinical development internally and with partners. Xencor's XmAb antibody engineering technology enables small changes to the structure of monoclonal antibodies resulting in new mechanisms of therapeutic action. For more information, please visit www.xencor.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are forward-looking statements within the meaning of applicable securities laws, including, but not limited to, the quotations from Xencor's president and chief executive officer and any expectations relating to Xencor's financial expectations and business, the timing and success of clinical trials, future product candidates, Xencor's research and development programs, partnering efforts and capital requirements. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements and the timing of events to be materially different from those implied by such statements, and therefore these statements should not be read as guarantees of future performance or results. Such risks include, without limitation, the risks associated with the process of discovering, developing, manufacturing and commercializing drugs that are safe and effective for use as human therapeutics and other risks described in Xencor's public securities filings. For a discussion of these and other factors, please refer to Xencor's annual report on Form 10-K for the year ended December 31, 2018 as well as Xencor's subsequent filings with the Securities and Exchange Commission. All forward-looking statements are based on Xencor's current information and belief as well as assumptions made by Xencor. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Xencor undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Contacts

Charles Liles

626-737-8118

cliles@xencor.com

Media Contact

Jason I. Spark

Canale Communications

619-849-6005

jason@canalecomm.com